Exhibit 23.4

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Apollo Commercial Real Estate Finance, Inc.

/s/ DOUGLAS D. ABBEY

Douglas D. Abbey

Dated: August 12, 2009